Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Amendment No. 1 to Form S-1 of KiOR, Inc. of our report dated March 21, 2011 relating to the financial statements of KiOR, Inc. and its subsidiaries (a development stage enterprise), which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Houston, Texas
May 18, 2011